Exhibit 99.1

News Release
For more information, contact:

Transaction Inquiries:
Global Bondholder Services Corporation
866-488-1500 or 212-430-3774

Chris Kircher MEDIA
Vice President, Corporate Affairs
ConAgra Foods, Inc.
tel: (402) 595-5392

Chris Klinefelter ANALYSTS
Vice President, Investor Relations
ConAgra Foods, Inc.
tel: (402) 595-4154

www.conagrafoods.com

FOR IMMEDIATE RELEASE

CONAGRA FOODS ANNOUNCES REFINANCING OF LONG-TERM DEBT
THROUGH EXCHANGE OFFER

Offers To Exchange Its 9.75% Notes Due 2021
And Its 6.75% Notes Due 2011

Omaha, Neb., (Nov. 20, 2006)—ConAgra Foods, Inc. (NYSE:CAG) announced today that it has commenced an exchange offer (not a redemption) to refinance a portion of the company’s outstanding long-term debt securities.  The exchange offer will expire at 12:00 midnight, New York City time, on December 18, 2006, unless extended.

The company is offering to exchange up to $500 million aggregate principal amount of its 9.75% notes due 2021 and its 6.75% notes due 2011 (collectively, the “Old Notes”).  Holders of the Old Notes whose tenders are accepted will receive a new series of notes due June 15, 2017 and a cash payment. The coupon on the new notes is expected to be determined on December 14, 2006, unless the offer is extended or terminated.

Consummation of the exchange offer is conditioned on at least $250 million aggregate principal amount of the Old Notes being validly tendered for exchange.  A maximum of $500 million aggregate principal amount will be accepted.  Of the $500 million offered for exchange, the company will only accept a maximum of $200 million aggregate principal amount of the notes due in 2021 (the “2021 Notes”).  ConAgra Foods will accept $200 million aggregate principal amount of 2021 Notes before it accepts any of the notes due in 2011 (the “2011 Notes”).

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CONAGRA FOODS

The exchange offer is only made, and copies of the exchange offer documents will only be made available to, holders of Old Notes that have certified certain matters to ConAgra Foods, including their status as either “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act of 1933, or persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act of 1933 (collectively, “Eligible Holders”).  A confidential offering memorandum, dated today, will be distributed to Eligible Holders and is available to Eligible Holders through the information agent, Global Bondholder Services Corporation, at 866-488-1500 or 212-430-3774.

The following provides a brief summary of additional, key elements of the exchange offer:

•            ConAgra Foods is offering to exchange, for each $1,000 principal amount of the Old Notes tendered and accepted, $1,000 principal amount of the new notes plus a cash amount equal to the applicable total exchange price for the Old Notes tendered, minus the $1,000 principal amount of the new notes issued.

•            The applicable total exchange price for the Old Notes is based on a fixed-spread pricing formula and will be calculated at 2:00 p.m., New York City time, on the second business day prior to the expiration of the exchange offer.

•            The applicable total exchange price will include an early participation payment payable only to holders of Old Notes that validly tender and do not validly withdraw their Old Notes prior to 5:00 p.m., on New York City time, December 4, 2006 (such time and date, the “Early Participation Date”), subject to extension, and whose Old Notes are accepted for exchange.

•            Old Notes tendered before the Early Participation Date may be withdrawn at any time prior to the Early Participation Date.  Old Notes tendered after the Early Participation Date may be validly withdrawn at any time prior to the expiration of the exchange offer.

•            The new notes will mature on June 15, 2017 and will bear interest at an annual rate, which will be determined two business days prior to the expiration of the exchange offer.

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CONAGRA FOODS

•            Consummation of the exchange offer is subject to a number of conditions, including the absence of certain adverse legal and market developments and the valid tender of at least $250 million aggregate principal amount of the Old Notes.

The new notes have not been and will not be registered under the Securities Act of 1933 or any state securities laws.  Therefore, the new notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.

This press release shall not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities and is issued pursuant to Rule 135c under the Securities Act of 1933.  The exchange offer is being made only pursuant to a confidential offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

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